UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2016
CEDAR FAIR, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, we entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with our President and Chief Executive Officer, Matthew A. Ouimet. The Amended and Restated Employment Agreement supersedes and replaces the previous employment agreement between us and Mr. Ouimet, dated October 21, 2013.

The Amended and Restated Employment Agreement includes the following modifications to Mr. Ouimet’s previous employment agreement:

•	Mr. Ouimet’s employment with us shall continue indefinitely until his employment is terminated under the terms of the Amended and Restated Employment Agreement.

•	Mr. Ouimet will receive a base salary at an annual rate of $955,000, effective and retroactive with the first payroll in the 2016 calendar year.

Except as described above, provisions in the Amended and Restated Employment Agreement are substantially the same as under Mr. Ouimet’s previous employment agreement. The foregoing description of the Amended and Restated Employment Agreement is qualified by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit (10.1)	Amended and Restated Employment Agreement, dated June 8, 2016, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation, and Matthew A. Ouimet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By: Cedar Fair Management, Inc., General Partner

Date: June 8, 2016                By:    /s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit (10.1)	Amended and Restated Employment Agreement, dated June 8, 2016, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation, and Matthew A. Ouimet.